Exhibit 10.1

ANGION BIOMEDICA CORP.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of February 4, 2021 (the “Effective Date”), between Angion Biomedica Corp., a Delaware corporation (the “Company”), located at 51 Charles Lindbergh Blvd Uniondale, NY 11553, and Vifor (International) Ltd., an entity formed under the laws of Switzerland, located at Rechenstrasse 34, 9014 St. Gallen, Switzerland (the “Purchaser”).

AGREEMENT

Purchaser and the Company are party to that certain licensing agreement, dated November 6, 2020, whereby Purchaser licenses from the Company certain commercialization rights for ANG-3777 (the “License Agreement”). Pursuant to the License Agreement, Purchaser has agreed to make a $30.0 million equity investment in the Company, $5.0 million of which Purchaser has previously invested pursuant to that certain Note Purchase Agreement, dated December 30, 2020, by and between the Company and Purchaser. In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1.          AUTHORIZATION OF SALE OF shares.

The Company has authorized the sale and issuance to the Purchaser of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

SECTION 2.          AGREEMENT TO SELL AND PURCHASE THE SHARES.

At the Closing (as defined in Section 3.1), the Company will sell to Purchaser, and Purchaser will purchase from the Company $25,000,000 of shares of Common Stock at a purchase price per share equal to the per share public offering price (before underwriting discounts and expenses) in the Concurrent Public Offering (the “Share Price” and such aggregate share price, the “Aggregate Purchase Price”), rounded down to the nearest whole share. For purposes hereof, “Concurrent Public Offering” shall mean the issuance and sale of shares of Common Stock by the Company, pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into on or before March 31, 2021, by and among the Company and certain underwriters (the “Underwriters”) in connection with the Company’s public offering pursuant to the Company’s registration statement on Form S-1.

SECTION 3.          CLOSING AND DELIVERY.

3.1            Closing. Subject to the terms and conditions set forth herein, the closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on the same date and at a time immediately subsequent to the closing of the Concurrent Public Offering (the “Closing Date”) and following the satisfaction of the conditions precedent set out in Sections 6 and 7 hereof at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be mutually agreed upon by the Company and the Purchaser. At the Closing, the Purchaser shall pay the Aggregate Purchase Price to the Company in accordance with Section 6.1.

3.2            Issuance of the Securities at the Closing. At the Closing, the Company shall issue or deliver to the Purchaser evidence of a book entry position evidencing the Shares purchased by the Purchaser hereunder, registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the Shares to be purchased by the Purchaser at the Closing against payment of the purchase price for the Shares.

SECTION 4.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:

4.1            Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted. The Company is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below). The Company owns all of the outstanding ordinary shares of Angion Pty. Limited, an Australian private limited company, and Angion Pharma Europe Ltd., a United Kingdom private limited company.

4.2          Authorization, Enforcement, Compliance with Other Instruments.

(a)            The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the shares of Common Stock.

(b)            The execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, is, or will be at the time of execution of such Transaction Document, authorized and approved by the Company, its Board of Directors or its stockholders, and no further consent or authorization by any of the Company, its Board of Directors or its stockholders is or will be required.

(c)            Each of the Transaction Documents is, or will be, duly executed and delivered by the Company.

(d)            The Transaction Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies (the “Enforceability Limitations”).

4.3          Capitalization. The statements set forth in the Registration Statement under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.

4.4            Registration Statement. The Company’s registration statement on Form S-1, filed in connection with the Concurrent Public Offering (the “Registration Statement”), and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act, complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and as of its filing date, did not, and as of the date hereof, does not (or, in the case of amendments filed after the date hereof, will not), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.5          Issuance of Securities. The securities to be issued to the Purchaser are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and shall be free from all taxes, liens and charges with respect to the issue thereof, other than liens imposed by the holders thereof. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 5, it is not necessary in connection with the issuance and sale of the Shares to the Purchaser in the manner contemplated by this Agreement to register such issuance and sale under the Securities Act.

4.6          No Conflicts. None of the execution and delivery of or performance by the Company under each Transaction Document or the consummation of the transactions contemplated by the Transaction Documents conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company (i) under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, (ii) any statute, rule, law or governmental regulation applicable to the Company, or any term of the Company’s Certificate of Incorporation as in effect on the date hereof or any Closing Date (the “Certificate of Incorporation”) or By-Laws as in effect on the date hereof or the Closing Date of the Company (the “By-Laws”) or (iii) any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of clauses (i) and (iii) a conflict, violation, lien, charge or other encumbrance which would not, or could not reasonably be expected to, have a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company (a “Material Adverse Effect”). No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Documents and the securities to be issued to the Purchaser, except as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D, any filings required to be made under federal, state or foreign securities laws, which shall be timely filed by the Company or any consents, approvals, authorizations, orders, registrations, qualifications or filings, the failure to make or obtain would not or could not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any material term of or in default under its Certificate of Incorporation or By-Laws. Except those which could not reasonably be expected to have a Material Adverse Effect, or as otherwise set forth in Schedule 4.5, the Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.7            Financial Statements. The audited financial statements of the Company provided to Purchaser for the years ended December 31, 2018 and December 31, 2019 and the unaudited financial statements of the Company provided to Purchaser for the nine-month period ended on September 30, 2020 (the “Financial Statements”) present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby.

4.8            No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

4.9            No Integrated Offering; No Disqualifying Event. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause this offering of Shares to be integrated with prior offerings by the Company for purposes of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act is applicable to the Company. The Company further discloses the information set forth on Appendix II.

4.10          Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock (including the Shares) on The Nasdaq Global Market.

SECTION 5.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

5.1          Representations and Warranties. The Purchaser represents and warrants as of the date hereof to, and covenants with, the Company as follows:

(a)            The Purchaser is a validly existing corporation, limited partnership, limited liability company or other legal entity and has all requisite corporate, partnership, limited liability or entity company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to purchase the Shares pursuant to this Agreement.

(b)            The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Based on the information the Purchaser has deemed appropriate, and without reliance upon any third-party, it has independently made its own analysis and decision to enter into the Transaction Documents. The Purchaser is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters, and has received no representations with regard to the Company or its business, condition (financial and otherwise), management, operations, properties and prospects, except for those set forth in the Transaction Documents.

(c)            The Shares will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered. The Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable “blue sky” laws, and the rules and regulations promulgated thereunder. The Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(d)         The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under the Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Purchaser is bound and (v) are a fit, proper and suitable investment for the Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Shares.

(e)           The execution, delivery and performance by the Purchaser of the Transaction Documents to which the Purchaser is a party have been duly authorized and each has been duly executed and delivered and constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to the Enforceability Limitations.

(f)            The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents.

(g)            No third-party will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser (other than the fee to be paid by the Company to certain placement agents (the “Placement Agents”) pursuant to that certain private placement letter, dated on or about the date hereof, by and among the Company and the placement agents named therein). The Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “Registered Broker-Dealer”) and is not affiliated with a Registered Broker-Dealer. The Purchaser is not party to any agreement for distribution of any of the Shares.

(h)          The Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

(i)            The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

5.2           Transfer Restrictions.

(a)            Compliance with Laws. Notwithstanding any other provision of this Agreement, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate (as defined below) of the Purchaser or (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule)) or Rule 144A, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer of any shares of Common Stock to any such Affiliate, any such Affiliate shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement. For the purposes hereof, “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser that is an entity, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. For purposes hereof, “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b)            Legends. Each of the book entry notations evidencing the shares of Common Stock shall bear any legend as required by the “blue sky” laws of any state and the restrictive legends in substantially the following form, as applicable, until such time as they are not required (and a stock transfer order may be placed against transfer of the certificates for the shares of Common Stock):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THE SECURITIES REPRESENTED HEREBY ARE FURTHER SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCK PURCHASE AGREEMENT, DATED AS OF FEBRUARY 4, 2021, BETWEEN ANGION BIOMEDICA CORP. (THE “COMPANY”) AND VIFOR (INTERNATIONAL) LTD., AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.

The Company shall, and shall cause its transfer agent to, remove the restrictive legends set forth above from the book entry notations evidencing any such shares of Common Stock, promptly upon request, at any time after the restrictions described in such restrictive legends cease to be applicable, including, as applicable, when such shares may be sold, without limitation, pursuant to an effective registration statement, Rule 144 under the Securities Act or another available exemption from registration, and under this Agreement. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing such restrictive legends.

SECTION 6.          CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1           Receipt of Payment. The Company shall have received payment of the Aggregate Purchase Price, by wire transfer of immediately available funds to such account as the Company shall designate in writing to the Purchaser not less than two (2) business days prior to the Closing Date.

6.2           Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

6.3        Receipt of Executed Documents. The Purchaser shall have executed and delivered to the Company the Lockup Agreement in a form substantially similar to the form attached hereto as Appendix I as of the date hereof.

6.4        Concurrent Public Offering. The Underwriting Agreement shall have been executed and the Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Purchaser hereunder, the shares in the Concurrent Public Offering.

SECTION 7.          CONDITIONS TO PURCHASER’S OBLIGATIONS AT THE CLOSING.

The Purchaser’s obligation to accept delivery of the Shares and to pay the Aggregate Purchase Price for the Shares shall be subject to the following conditions to the extent not waived by the Purchaser:

7.1            Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.2         Concurrent Public Offering. The Underwriting Agreement shall have been executed and the Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Purchaser hereunder, the shares in the Concurrent Public Offering.

7.3            Certificate. The Purchaser shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied all of the conditions set forth in this Section 7.

7.4            Good Standing. The Company shall have delivered to the Purchaser a good standing certificate for the Company, issued by the Secretary of State of the State of Delaware, dated not less than five (5) business days prior to the Closing Date.

7.5         Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.6            Board Approval. The Company shall have delivered to the Purchaser resolutions of the Board of Directors of the Company certified by the Company’s Secretary, approving the transactions contemplated by the Transaction Documents.

7.7            Nasdaq Filing. At the time of Closing, the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares.

SECTION 8.          Termination

8.1            This Agreement may be terminated upon the mutual written consent of the Company and the Purchaser or by either the Company or the Purchaser (a) upon withdrawal by the Company of the Registration Statement or (b) on March 31, 2021 if the Closing has not occurred.

SECTION 9.          Additional Agreements of the Parties.

9.1            Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

9.2          Regulatory Approvals; Efforts of the Parties. Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser agree to use commercially reasonable efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated by this Agreement and the Transaction Documents. Nothing in this Section 9.2 shall require, or be deemed to require, the Company or the Purchaser (a) to propose, negotiate, offer to, commit to or effect any sale, divestiture, or disposition of assets or businesses, or licenses or (b) to agree to hold separate any assets or agree to any similar arrangements or to commit to restrict the dominion or control of its business or to conduct its business in a specified manner, in each case, in order to secure any government approval required in connection with the transactions contemplated hereby.

9.3            Further Assurances. Each of the parties shall execute such further documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving notices to, or making any filings with, any governmental entity, if necessary) as may be reasonably requested by the other party to fully implement the intent and purpose of this Agreement.

9.4            Blue Sky. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the offer and sale of the Shares to the Purchaser pursuant to this Agreement under applicable securities and “blue sky” laws of the states of the United States and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Purchaser promptly following the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the Shares issued hereunder required under applicable securities and “blue sky” laws of the states of the United States following the date hereof, including any Form D with respect to the Shares as required under Regulation D under the Securities Act. The Company will provide to the Purchaser a reasonable opportunity to review and provide comments with respect to any such Form D prior to the filing thereof and the Company shall reasonably consider any comments promptly provided by the Purchaser; provided, that in no event shall the Company be obligated to delay the filing of a Form D in connection with such review and comment by the Purchaser past its due date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 9.4.

9.5            Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares without registration, the Company agrees that it shall (a) use its commercially reasonable efforts to make and keep available public information regarding the Company, as those terms are understood and defined in Rule 144 under the Securities Act, and file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act at, in each case, all times from and after the end of the Lock-Up Period (as defined in the Lockup Agreement) and (b) furnish, unless otherwise available at no charge by access electronically to the SEC’s EDGAR filing system, to the Purchaser forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and (ii) such other information as may be reasonably requested by Purchaser in availing itself of any rule or regulation of the SEC that permits the Purchaser to sell any such Shares without registration. The obligations of the Company pursuant to this Section 9.5 shall commence upon the termination of the Lock-Up Period and terminate upon the earlier of the closing of a Change of Control (as defined below) and December 31, 2022. As used herein, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company or the surviving entity.

9.6            Securities Laws Disclosures; Publicity.

(a)            By no later than 5:30 p.m., New York City time, on the fourth trading day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, in the form required by the Exchange Act (the “Form 8-K”) announcing the entry into this Agreement and describing the material terms of the transactions contemplated by this Agreement. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement with respect to the transactions contemplated hereby, without the prior consent of the Company, with respect to any press release or public statement of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release or public statement of the Company, which consent shall not unreasonably be withheld or delayed; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Form 8-K and (ii) as is required by law. Subject to the foregoing, without the prior consent of the Purchaser, the Company shall not publicly disclose the name of the Purchaser in any filing, announcement, release or otherwise, unless such disclosure is required by law.

(b)            Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that as of the time of the filing of the 8-K, the Purchaser shall not be in possession of any material, non-public information received from the Company, any subsidiary of the Company or any of their respective officers, directors, employees or agents, pursuant to the transactions contemplated by this Agreement that is not disclosed in the Registration Statement, 8-K, press release or other disclosure by the Company that complies with the requirements of Regulation FD.

SECTION 10.        NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)           if to the Company, to:

Angion Biomedica Corp.

51 Charles Lindbergh Boulevard

Uniondale, New York 11553

Attention: Chief Executive Officer

E-Mail: ***

     ***

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: *** and ***

E-Mail: ***

     ***

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)           if to the Purchaser, to:

Vifor (International) Ltd.

Rechenstrasse 37, CH-9014

St. Gallen, Switzerland

Attention: CFO & Group General Counsel

Email: ***

   ***

with a copy (which shall not constitute notice) to:

Jones Day

901 Lakeside Ave., North Point
Cleveland, OH  44114

Attention: ***

Email: ***

or to such other address or addresses as may have been furnished to the Company in writing.

SECTION 11.        MISCELLANEOUS.

11.1          Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

11.2          Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.3          Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.4          Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

11.5        Specific Performance. The parties hereto agree that irreparable damages would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms hereof, in addition to any other remedy to which the party may be entitled under applicable law.

11.6          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City and County of San Francisco. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of San Francisco for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11.7           Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (“.pdf”)) in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11.8           Third Party Beneficiaries. The Company and the Purchaser acknowledge that the Placement Agents referenced in this Agreement are third party beneficiaries of the representations and warranties of the Company herein.

11.9         Successors and Assigns. Without the prior written consent of the Company, the rights and obligations of the Purchaser under this Agreement may only be assigned to a transferee of the Shares that is an Affiliate of the Purchaser and only upon compliance with the transfer restrictions set out in Section 5.2 hereof. Without the consent of the Purchaser, the Company may not assign its rights and obligations under this Agreement. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

11.10        Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

11.11          Payment of Fees and Expenses. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.12          Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchaser and the Closing.

11.13    Placement Agents. The Purchaser hereby acknowledges and agrees that (a) the Placement Agents are acting solely as placement agents in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character, and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) the Purchaser, in making its investment decision with respect to whether to whether to invest in the Securities has relied in its own analysis and decision, and has not relied on the Placement Agents or their respective representatives for any purpose, (d) the Placement Agents will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (e) the Placement Agents will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to the Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents.

11.14    Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placements Agents and their respective affiliates and representatives that:

(a)            none of the Placement Agents, their respective affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth herein or in the letter agreement, dated as February 4, 2021 (the “Letter Agreement”), between the Company and the Placement Agents; (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(b)            The Placement Agents and their respective affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agents hereunder pursuant to the indemnification provisions set forth in the Letter Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

ANGION BIOMEDICA CORP.

By:	/s/ Jay Venkatesan
Name:	Jay Venkatesan
Title:	CEO

SIGNATURE PAGES TO

STOCK PURCHASE AGREEMENT

PURCHASER:

VIFOR (INTERNATIONAL) LTD.

By:	/s/ Stefan Schulze
Name:	Stefan Schulze
Title:	CEO

By:	/s/ Colin Bond
Name:	Colin Bond
Title:	CFO

SIGNATURE PAGES TO

STOCK PURCHASE AGREEMENT

APPENDIX I

LOCKUP AGREEMENT

                       , 2021

Cowen and Company, LLC

Stifel, Nicolaus & Company, Incorporated

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700

San Francisco, CA 94104

Re: Angion Biomedica Corp. – Registration Statement on Form S-1 for Shares of Common Stock

Dear Sirs and Madams:

This letter agreement (the “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Angion Biomedica Corp., a Delaware corporation (the “Company”), and Cowen and Company, LLC (“Cowen”) and Stifel, Nicolaus & Company, Incorporated, as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, relating to the proposed public offering (the “Offering”) of shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, subject to the exceptions set forth in this Agreement, during the period beginning on the date hereof through and including the date that is the 180th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (such shares, the “Beneficially Owned Shares,” and such act, the “Securities Act”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter, or announce the intention to enter, into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or announce the intention to engage in, any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The restrictions set forth in the second paragraph of this Agreement shall not apply to:

(1)          if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the direct or indirect beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(2)           if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3)           if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4)            transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in the Offering or in open market transactions after completion of the Offering, provided that (a) no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transactions;

(5)           the entry or amendment, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that such plan or amendment does not provide for, or permit, the sale of any Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(6)          any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement);

(7)           if the undersigned is a trust, any transfers made by the undersigned to a trustor or beneficiary of the trust, provided that such transfer is not for value;

(8)        any transfers made pursuant to a court or regulatory agency order or by operation of law, including pursuant to a domestic order or a negotiated divorce settlement;

(9)           any transfers to the Company pursuant to agreements under which the Company has the option to repurchase such securities or the Company has a right of first refusal with respect to transfers of such securities;

(10)         any transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, approved by the Board of Directors of the Company, made to all holders of Common Stock involving a change of control of the Company, provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned shall remain subject to the restrictions on transfer set forth in this Agreement;

(11)      if the undersigned is an investment company registered under the Investment Company Act of 1940, as amended (a “Mutual Fund”), pursuant to a merger or reorganization with or into another Mutual Fund that shares the same investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended; and

(12)      the conversion of the outstanding shares of preferred stock of the Company into Common Stock in connection with the consummation of the Offering as described in the Prospectus, provided that any such Common Stock received upon such conversion shall be subject to the provisions of this Agreement;

provided, however, that (A) in the case of any transfer described in clause (1), (2), (3), (7), (8) or (11) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, and (B) in the case of any transfer described in clause (1), (2), (3), (6), (7), (8), (9) or (11) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (i) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (ii) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value and (iii) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, (iv) in the case of any transfer pursuant to clause (6) above, such transfer is being made to satisfy tax withholding obligations, (v) in the case of any transfer pursuant to clause (7) above, such transfer is being made to a trustor or beneficiary and is not a transfer for value, (vi) in the case of any transfer pursuant to clause (8) above, such transfer is made pursuant to a court or regulatory agency order or by operation of law, (vii) in the case of any transfer pursuant to clause (9) above, such transfer is being made to the Company pursuant to agreements under which the Company has the option to repurchase such securities or the Company has a right of first refusal with respect to transfers of such securities, (viii) in the case of any transfer pursuant to clause (11) above, such transfer is being made pursuant to a merger or reorganization with or into another Mutual Fund that shares the same investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended, and (ix) in the case of any transfer pursuant to clause (1), (2), (3), (7), (8) or (11) above, that the shares remain subject to the terms of this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act. As used herein, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company or the surviving entity.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, and that the shares of Common Stock received upon exercise are subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be delivered via facsimilie, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If (i) prior to the execution of the Underwriting Agreement, either the Representatives notify the Company in writing that they do not intend to proceed with the Offering or the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by July 31, 2021; provided that the Company may by written notice to the undersigned prior to July 31, 2021 extend such date for a period of up to three additional months, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Securityholder - Please Print)

(Signature)

(Name of Signatory if Securityholder is an entity - Please Print)

(Title of Signatory if Securityholder is an entity - Please Print)

Address:

Appendix II

Required Waiver Disclosure

On December 6, 2016, a final judgment (the “Judgment”) was entered against Stifel, Nicolaus & Company, Incorporated (“Stifel”) by the United States District Court for the Eastern District of Wisconsin (Civil Action No. 2:11-cv-00755) resolving a civil lawsuit filed by the U.S. Securities & Exchange Commission (the “SEC”) in 2011 involving violations of several antifraud provisions of the federal securities laws in connection with the sale of synthetic collateralized debt obligations to five Wisconsin school districts in 2006. As a result of the Judgment: (i) Stifel is required to cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) Stifel and a former employee were jointly liable to pay disgorgement and prejudgment interest of $2.5 million. Stifel was also required to pay a civil penalty of $22.0 million, of which disgorgement and civil penalty Stifel was required to pay $12.5 million to the school districts involved in this matter.

Simultaneously with the entry of the Judgment, the SEC issued an Order granting Stifel a waiver from, among other things, the application of the disqualification provisions of Rule 506(d)(1)(iv) of Regulation D under the Securities Act.

A copy of the Judgment is available on the SEC’s website at: https://www.sec.gov/litigation/litreleases/2016/lr23700-final-judgment.pdf